                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934


                        Date of Report:  March 19, 1998



                              COYOTE SPORTS, INC.
             (Exact name of Registrant as specified in its charter)



       Nevada                          333-29077               88-0326730
----------------------------    ------------------------   ---------------------
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer No.)
of Incorporation)


    2291 Arapahoe Avenue,   Boulder, CO                           80301
--------------------------------------------------------------------------------
   (Address of principal executive office)                     (Zip Code)



Registrant's telephone number, including area code: (303) 417-0942
                                                    ---------------------------
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ITEM  5.  OTHER EVENTS.
          ------------

     On March 19, 1998, Coyote Sports, Inc. (the "Company") entered into a Six Million Dollar ($6,000,000) promissory note (the "Note") and loan agreement (the "Loan Agreement") with Paragon Coyote Texas Ltd., a Texas limited partnership
(the "Lender"). The Lender is an unrelated third party to the Company.   The
Note is due September 19, 1999. Interest is payable quarterly at twelve percent (12%) per annum.

     In connection with the Loan Agreement, the Lender received 163,265 shares of the Company's common stock (the "Initial Consideration Shares"). The number of Initial Consideration Shares may be adjusted in the future in certain events. In the event that, on March 19, 1999, any principal of the Note remains unpaid and the aggregate value of the Initial Consideration Shares (the "Aggregate First Anniversary Reset Value"), based on the per-share closing price of the Common Stock on the last trading day immediately preceding March 19, 1999, as quoted on the NASDAQ Small Cap market system (the "Per-Share First Anniversary Reset Value"), is less than $1,000,000, then the Company must deliver to the Lender, at the Company's option, either (a) an amount in cash equal to (i) $1,000,000 less (ii) the Aggregate First Anniversary Reset Value (the "Aggregate First Anniversary Reset Value Difference") or (b), free of any and all encumbrances (other than restrictions on transfer imposed by applicable securities laws), such number of shares of Common Stock as are equal to (i) the Aggregate First Anniversary Reset Value Difference divided by (ii) the Per-Share First Anniversary Reset Value. A similar adjustment to the Initial Consideration Shares must be made at the Maturity Date (September 19, 1999) and on any date that the Note is prepaid in full prior to the Maturity Date.

     The Shares acquired by the Lender are subject to a registration rights agreement providing that during a five year period beginning March 19, 1998, the Company will pay for the registration of the Lender's shares with the Securities and Exchange Commission.

     The Loan Agreement provides that the Note is secured by 1,430,000 shares of the Company's common stock owned by Mel Stonebraker, Chief Executive Officer, and by 1,170,000 shares of the Company's common stock owned by Jim Probst,
President.   The shares owned by Messrs. Stonebraker and Probst represent 54.6%
of the issued and outstanding common stock as of the date of this report. While the Note remains outstanding and the Company remains in compliance with its term, Messrs. Stonebraker and Probst will continue to vote their shares.

     As a condition of the Loan Agreement, the Board of Directors has appointed Mr. Mark Pappas, an affiliate of the Lender, to the Company's Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.
              ---------

              10.1  Loan Agreement with Paragon Coyote Texas  Ltd., dated March
                     19, 1998

              10.2  Promissory Note dated March 19, 1998

              10.3  Security Agreement dated March 19, 1998, between Mel S.
                     Stonebraker and Paragon Coyote Texas Ltd.

              10.4  Security Agreement dated March 19, 1998, between James M.
                     Probst and Paragon Coyote Texas Ltd.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   COYOTE SPORTS, INC.


                                   By:/s/ John P. McNeill
                                      ----------------------------------------
                                      John P. McNeill, Chief Financial Officer




Date:     April 2, 1998